DIGITALBRIDGE

SUPPLEMENTAL FINANCIAL REPORT

Second Quarter 2021

August 5, 2021

Cautionary Statement Regarding Forward-Looking Statements

This presentation may contain forward-looking statements within the meaning of the federal securities laws, including statements related to our digital transformation. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans or intentions.

Forward-looking statements involve known and unknown risks, uncertainties, assumptions and contingencies, many of which are beyond the Company’s control, and may cause the Company’s actual results to differ significantly from those expressed in any forward-looking statement. Factors that might cause such a difference include, without limitation, the duration and severity of the current novel coronavirus (COVID-19) pandemic, and its impact on the global market, economic and environmental conditions generally and in the digital and communications technology, wellness infrastructure and hospitality real estate, other commercial real estate equity and debt, and investment management sectors; the effect of COVID-19 on the Company's operating cash flows, debt service obligations and covenants, liquidity position and valuations of its real estate investments; whether we will successfully execute our strategic transformation to become a digital infrastructure and real estate focused company within the timeframe contemplated or at all, and the impact of such transformation on the Company's legacy portfolios and assets, including whether such transformation will be consistent with the Company’s REIT status; our ability to obtain and maintain financing arrangements, including securitizations, on favorable or comparable terms or at all; the Company's ability to complete anticipated monetizations of non-core assets within the timeframe and on the terms contemplated, if at all; the impact of the completion of the sale of the Company's hospitality portfolios and whether we will realize the anticipated benefits of our exit from our hospitality business; the impact of completed or anticipated initiatives related to our digital transformation, including the strategic investment by Wafra and the formation of certain other investment management platforms, on our company's growth and earnings profile; whether we will realize any of the anticipated benefits of our strategic partnership with Wafra, including whether Wafra will make additional investments in our Digital Other and Digital Operating segments; our ability to integrate and maintain consistent standards and controls, including our ability to manage our acquisitions in the digital industry effectively; the ability to realize anticipated strategic and financial benefits from terminating the management agreement with Brightspire Capital, Inc. (NYSE: BRSP; formerly, Colony Credit Real Estate, Inc. or CLNC); the impact to our business operations and financial condition of realized or anticipated compensation and administrative savings through cost reduction programs; our ability to redeploy any proceeds received from the sale of our non-digital or other legacy assets within the timeframe and manner contemplated or at all; our business and investment strategy, including the ability of the businesses in which we have a significant investment (such as BRSP) to execute their business strategies; BRSP's trading price and its impact on the carrying value of the Company's investment in BRSP; performance of our investments relative to our expectations and the impact on our actual return on invested equity; our ability to grow our business by raising capital for the companies that we manage; our ability to deploy capital into new investments consistent with our digital business strategies, including the earnings profile of such new investments; the impact of adverse conditions affecting a specific asset class in which we have investments; the availability of, and competition for, attractive investment opportunities; our ability to achieve any of the anticipated benefits of certain joint ventures, including any ability for such ventures to create and/or distribute new investment products; our ability to satisfy and manage our capital requirements; our expected hold period for our assets and the impact of any changes in our expectations on the carrying value of such assets; the general volatility of the securities markets in which we participate; stability of the capital structure of our wellness infrastructure portfolio and remaining hospitality portfolio; changes in interest rates and the market value of our assets; interest rate mismatches between our assets and any borrowings used to fund such assets; effects of hedging instruments on our assets; the impact of economic conditions on third parties on which we rely; any litigation and contractual claims against us and our affiliates, including potential settlement and litigation of such claims; our levels of leverage; adverse domestic or international economic conditions, including those resulting from the COVID-19 pandemic, and the impact on the commercial real estate or real-estate related sectors; the impact of legislative, regulatory and competitive changes; actions, initiatives and policies of the U.S. and non-U.S. governments and changes to U.S. or non-U.S. government policies and the execution and impact of these actions, initiatives and policies; whether we will maintain our qualification as a real estate investment trust for U.S. federal income tax purposes and our ability to do so; our ability to maintain our exemption from registration as an investment company under the Investment Company Act of 1940, as amended; changes in our board of directors or management team, and availability of qualified personnel; our ability to make or maintain distributions to our stockholders; our understanding of our competition, and other risks and uncertainties, including those detailed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 and Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, each under the heading “Risk Factors,” as such factors may be updated from time to time in the Company’s subsequent periodic filings with the U.S. Securities and Exchange Commission (“SEC”). All forward-looking statements reflect the Company’s good faith beliefs, assumptions and expectations, but they are not guarantees of future performance. Additional information about these and other factors can be found in the Company’s reports filed from time to time with the SEC.

All forward-looking statements reflect the Company’s good faith beliefs, assumptions and expectations, but they are not guarantees of future performance. Additional information about these and other factors can be found in the Company’s reports filed from time to time with the SEC. The Company cautions investors not to unduly rely on any forward-looking statements. The forward-looking statements speak only as of the date of this presentation. The Company is under no duty to update any of these forward-looking statements after the date of this presentation, nor to conform prior statements to actual results or revised expectations, and the Company does not intend to do so.

This presentation is for informational purposes only and does not constitute an offer to sell or a solicitation of an offer to buy any securities of the Company. This information is not intended to be indicative of future results. Actual performance of the Company may vary materially.

The appendices herein contain important information that is material to an understanding of this presentation and you should read this presentation only with and in context of the appendices.

DigitalBridge | Supplemental Financial Report

Important Note Regarding Non-GAAP Financial Measures

This supplemental package includes certain “non-GAAP” supplemental measures that are not defined by generally accepted accounting principles, or GAAP, including the financial metrics defined below, of which the calculations may from methodologies utilized by other REITs for similar performance measurements, and accordingly, may not be comparable to those of other REITs.

Adjusted Earnings before Interest, Taxes, Depreciation and Amortization (Adjusted EBITDA): The Company calculates Adjusted EBITDA by adjusting Core FFO to exclude cash interest expense, preferred dividends, tax expense or benefit, earnings from equity method investments, placement fees, realized carried interest and incentive fees and revenues and corresponding costs related to installation services. The Company uses Adjusted EBITDA as a supplemental measure of our performance because they eliminate depreciation, amortization, and the impact of the capital structure from its operating results. However, because Adjusted EBITDA is calculated before recurring cash charges including interest expense and taxes and are not adjusted for capital expenditures or other recurring cash requirements, their utilization as a cash flow measurement is limited.

FFO: The Company calculates funds from operations (FFO) in accordance with standards established by the Board of Governors of the National Association of Real Estate Investment Trusts, which defines FFO as net income or loss calculated in accordance with GAAP, excluding (i) extraordinary items, as defined by GAAP; (ii) gains and losses from sales of depreciable real estate; (iii) impairment write-downs associated with depreciable real estate; (iv) gains and losses from a change in control in connection with interests in depreciable real estate or in-substance real estate, plus (v) real estate-related depreciation and amortization; and (vi) including similar adjustments for equity method investments. Included in FFO are gains and losses from sales of assets which are not depreciable real estate such as loans receivable, equity method investments, as well as equity and debt securities, as applicable.

Core FFO: The Company computes core funds from operations (Core FFO) by adjusting FFO for the following items, including the Company’s share of these items recognized by its unconsolidated partnerships and joint ventures: (i) equity-based compensation expense; (ii) effects of straight-line rent revenue and expense; (iii) amortization of acquired above- and below-market lease values; (iv) debt prepayment penalties and amortization of deferred financing costs and debt premiums and discounts; (v) non-real estate depreciation, amortization and impairment; (vi) restructuring and transaction-related charges; (vii) non-real estate loss (gain), fair value loss (gain) on interest rate and foreign currency hedges, and foreign currency remeasurements except realized gain and loss from the Digital Other segment; (viii) net unrealized carried interest; and (ix) tax effect on certain of the foregoing adjustments. The Company’s Core FFO from its interest in BrightSpire Capital, Inc. (NYSE: BRSP) represented the cash dividends declared in the reported period. The Company excluded results from discontinued operations in its calculation of Core FFO and applied this exclusion to prior periods. Beginning with the first quarter 2021, the Company revised the computation of Core FFO and applied this revised computation methodology to prior periods presented.
FFO and Core FFO should not be considered alternatives to GAAP net income as indications of operating performance, or to cash flows from operating activities as measures of liquidity, nor as indications of the availability of funds for our cash needs, including funds available to make distributions. FFO and Core FFO should not be used as supplements to or substitutes for cash flow from operating activities computed in accordance with GAAP.
The Company uses FFO and Core FFO as supplemental performance measures because, in excluding real estate depreciation and amortization and gains and losses, it provides a performance measure that captures trends in occupancy rates, rental rates, and operating costs, and such a measure is useful to investors as it excludes periodic gains and losses from sales of investments that are not representative of its ongoing operations. The Company also believes that, as widely recognized measures of the performance of REITs, FFO and Core FFO will be used by investors as a basis to compare its operating performance with that of other REITs. However, because FFO and Core FFO exclude depreciation and amortization and capture neither the changes in the value of the Company’s properties that resulted from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of its properties, all of which have real economic effect and could materially impact the Company’s results from operations, the utility of FFO and Core FFO as measures of the Company’s performance is limited. FFO and Core FFO should be considered only as supplements to GAAP net income as a measure of the Company’s performance. Additionally, Core FFO excludes the impact of certain fair value fluctuations, which, if they were to be realized, could have a material impact on the Company’s operating performance.

DigitalBridge | Supplemental Financial Report

Important Note Regarding Non-GAAP Financial Measures

Digital Operating Earnings before Interest, Taxes, Depreciation and Amortization for Real Estate (EBITDAre) and Adjusted EBITDA: The Company calculates EBITDAre in accordance with the standards established by the National Association of Real Estate Investment Trusts, which defines EBITDAre as net income or loss calculated in accordance with GAAP, excluding interest, taxes, depreciation and amortization, gains or losses from the sale of depreciated property, and impairment of depreciated property. The Company calculates Adjusted EBITDA by adjusting EBITDAre for the effects of straight-line rental income/expense adjustments and amortization of acquired above- and below-market lease adjustments to rental income, revenues and corresponding costs related to the delivery of installation services, equity-based compensation expense, restructuring and transaction related costs, the impact of other impairment charges, gains or losses from sales of undepreciated land, gains or losses from foreign currency remeasurements, and gains or losses on early extinguishment of debt and hedging instruments. The Company uses EBITDAre and Adjusted EBITDA as supplemental measures of our performance because they eliminate depreciation, amortization, and the impact of the capital structure from its operating results. EBITDAre represents a widely known supplemental measure of performance, EBITDA, but for real estate entities, which we believe is particularly helpful for generalist investors in REITs. EBITDAre depicts the operating performance of a real estate business independent of its capital structure, leverage and noncash items, which allows for comparability across real estate entities with different capital structure, tax rates and depreciation or amortization policies. Additionally, exclusion of gains on disposition and impairment of depreciated real estate, similar to FFO, also provides a reflection of ongoing operating performance and allows for period-over-period comparability. However, because EBITDAre and Adjusted EBITDA are calculated before recurring cash charges including interest expense and taxes and are not adjusted for capital expenditures or other recurring cash requirements, their utilization as a cash flow measurement is limited.

Digital Investment Management Fee Related Earnings (FRE): The Company calculates FRE for its investment management business within the digital segment as base management fees, other service fee income, and other income inclusive of cost reimbursements, less compensation expense (excluding equity-based compensation), administrative expenses (excluding fund raising placement agent fee expenses), and other operating expenses related to the investment management business. The Company uses FRE as a supplemental performance measure as it may provide additional insight into the profitability of the overall digital investment management business. FRE is presented prior to the deduction for Wafra's 31.5% interest.

DigitalBridge | Supplemental Financial Report

Note Regarding DBRG Reportable Segments / Consolidated and OP Share of Consolidated Amounts

This presentation includes supplemental financial information for the following segments: Digital Investment Management, Digital Operating, Digital Other and Other.

Digital Investment Management (Digital IM)
This business encompasses the investment and stewardship of third party capital in digital infrastructure and real estate. The Company's flagship opportunistic strategy is conducted through DCP I, DCP II and separately capitalized vehicles while other strategies, including digital credit and public equities, will be or are conducted through other investment vehicles. The Company earns management fees, generally based on the amount of assets or capital managed in investment vehicles, and have the potential to earn carried interest based on the performance of such investment vehicles subject to achievement of minimum return hurdles.

Digital Operating
This business is composed of balance sheet equity interests in digital infrastructure and real estate operating companies, which generally earns rental income from providing use of space and/or capacity in or on digital assets through leases, services and other agreements. The Company currently owns interests in two companies, DataBank's enterprise data centers, including zColo, and Vantage stabilized hyperscale data centers, which are also portfolio companies under Digital IM for the equity interests owned by third party capital.

Digital Other
This segment is composed of equity interests in digital investment vehicles, the largest of which is the Company’s investments and commitments to DCP I and DCP II. This segment also includes the Company’s investment and commitment to the digital liquid strategies and seed investments for future digital investment vehicles.

Other
This segment is composed of the remaining non-digital equity investments, primarily the Company’s interest in BrightSpire Capital, Inc. (BRSP), that are not substantially available for immediate sale and are expected to be monetized over an extended period.

Discontinued Operations
Following the successful exit of its hotel business, the Company seeks to monetize the remainder of its non-digital businesses to complete its digital transformation. This includes the Company's Wellness Infrastructure business, and a substantial majority of the Company's other equity and debt investments and its non-digital investment management business, both of which resided in the Other segment. The completed and pending dispositions of the Company’s hotel business, other equity and debt investments and Other IM business, and Wellness Infrastructure represent strategic shifts in the Company's business that are expected to have a significant effect on the Company’s operations and financial results, and accordingly, have met the criteria as discontinued operations. For all current and prior periods presented, the related assets and liabilities, to the extent they have not been disposed at the respective balance sheet dates, are presented as assets and liabilities held for disposition on the consolidated balance sheets and the related operating results are presented as income (loss) from discontinued operations on the consolidated statements of operations.

Throughout this presentation, consolidated figures represent the interest of both the Company (and its subsidiary DigitalBridge Operating Company, LLC or the “DBRG OP”) and noncontrolling interests. Figures labeled as DBRG OP share represent the Company’s pro-rata share.

DigitalBridge | Supplemental Financial Report

Table of Contents

			Page
I.	Financial Overview
	a.	Summary Metrics	6
	b.	Summary of Segments	7-8
II.	Financial Results
	a.	Balance Sheet Consolidated & Noncontrolling Interests’ Share	9
	b.	Consolidated Segment Operating Results	10
	c.	Noncontrolling Interests’ Share Segment Operating Results	11
	d.	Segment Reconciliation of Net Income to FFO & Core FFO & Adjusted EBITDA	12
III.	Capitalization
	a.	Debt Summary	13
	b.	Secured Fund Fee Revenue Notes and Variable Funding Notes	14
	c.	Convertible/Exchangeable Notes & Perpetual Preferred Stock	15
	d.	Organization Structure	16
IV.	Digital Investment Management		17
V.	Digital Operating		18-19
VI.	Digital Other		20
VII.	Total Company Assets Under Management		21
	Definitions		22

DigitalBridge | Supplemental Financial Report	5

Ia. Financial Overview - Summary Metrics

($ and shares in thousands, except per share data and as noted; as of or for the three months ended June 30, 2021, unless otherwise noted) (Unaudited)
Financial Data
Net income (loss) attributable to common stockholders	$(141,260)
Net income (loss) attributable to common stockholders per basic share	(0.29)
Core FFO	(4,814)
Core FFO per basic share	(0.01)
Adjusted EBITDA	15,213

Balance Sheet, Capitalization and Trading Statistics
Total consolidated assets	$15,921,346
DBRG OP share of consolidated assets	6,929,390
Total consolidated debt(1)	3,919,255
DBRG OP share of consolidated debt(1)	1,073,609
Basic shares and OP units outstanding as of June 30, 2021(2)	545,815
Basic shares and OP units outstanding as of August 2, 2021(2)	546,225
Liquidation preference of perpetual preferred equity(3)	1,033,750
Insider ownership of shares and OP units as of August 2, 2021	4.0%
Digital Assets Under Management ("AUM")	$34.9 billion
% of total company AUM	72.1%
Digital Fee Earning Equity Under Management ("FEEUM")	$14.5 billion
% of total company FEEUM	73.9%

In evaluating the information presented throughout this presentation see the appendices to this presentation for definitions and reconciliations of non-GAAP financial measures to GAAP measures.
(1)    Represents principal balance and excludes debt issuance costs, discounts and premiums. Excluded from above presentation is debt of assets which are presented under discontinued operations for the second quarter 2021, including, one hospitality portfolio under receivership, with related $780 million consolidated, or $702 million DBRG OP share, of debt; Wellness Infrastructure business along with other non-core assets, all of which are held by the Company's subsidiary, NRF Holdco, LLC, including 5.375% exchangeable senior notes, trust preferred securities and corresponding junior subordinated debt, all of which were issued by NRF Holdco, LLC who acts as guarantor, with related $2,899 million consolidated, or $2,140 million DBRG OP share, of debt; and all of Other Equity and Debt assets with related $720 million consolidated, or $265 million DBRG OP share, of debt.
(2)     Represents common shares and OP units outstanding including all vested and unvested restricted stock and vested director share units. Excluded are Class A common stock or OP units issuable in connection with Wafra’s warrants, 31.0 million unvested shares related to LTIP units, performance stock units, and performance based restricted stock units, which the issuance and/or vesting are subject to the performance of the Company's stock price or the achievement of certain Company-specific metrics.
(3)     On August 16, 2021, the Company will redeem all of its $86.3 million 7.5% series G preferred stock.

DigitalBridge | Supplemental Financial Report	6

Ib. Financial Overview - Summary of Segments

($ in thousands; as of or for the three months ended June 30, 2021, unless otherwise noted)	Consolidated amount	DBRG OP share of consolidated amount
Digital Investment Management(1)
Third-party AUM ($ in millions)		$33,551
FEEUM ($ in millions)		14,505
Q2 2021 fee related earnings (FRE) / Adjusted EBITDA(2)(3)	25,621	17,449

Digital Operating
Q2 2021 Adjusted EBITDA(4)	81,995	13,612
Investment-level non-recourse financing(5)(6)	3,374,255	528,609

Digital Other
Net carrying value	424,345	269,488

Notes:
(1)    In July 2020, the Company closed on a strategic investment from Wafra for a 31.5% ownership stake in the Digital Investment Management business.
(2)    For a reconciliation of net income/(loss) to FRE / Adjusted EBITDA, please refer to the Digital Investment Management section of this presentation.
(3)    DBRG OP share amount presented is after excluding Wafra 31.5% ownership.
(4)    For a reconciliation of net income/(loss) to Adjusted EBITDA, please refer to the Digital Operating section of this presentation.
(5)    Represents unpaid principal balance.
(6)    In addition to debt presented, the Digital operating segment has $143 million consolidated, or $29 million DBRG OP share, of finance lease obligations, which represents the present value of payments on leases classified as finance leases, in the Other Liabilities line item on the Company’s Balance Sheet.

DigitalBridge | Supplemental Financial Report	7

Ib. Financial Overview - Summary of Segments (cont’d)

($ in thousands except as noted; as of or for the three months ended June 30, 2021, unless otherwise noted)	Consolidated amount	DBRG OP share of consolidated amount
Legacy Businesses
Held for Investment - Remaining Other net equity carrying value (primarily BRSP shares)	$408,604	$408,604

Discontinued operations net carrying value(1)	5,828,471	3,295,648
Investment-level non-recourse financing(2)	3,325,126	2,110,738
5.375% Exchangeable senior notes and TruPS	293,722	293,722
Discontinued Operations - Legacy Businesses net equity carrying value	$2,209,623	$891,188

Unallocated Segment & Corporate Net Assets
Cash and cash equivalents, restricted cash and other assets	$503,632	$503,632
Accrued and other liabilities and dividends payable	132,766	132,766
Net assets	$370,866	$370,866

Notes:
(1)    Includes all components related to real estate assets, including tangible real estate and lease-related intangibles and cash of the investments presented under discontinued operations.
(2)    Represents unpaid principal balance.

DigitalBridge | Supplemental Financial Report	8

IIa. Financial Results - Balance Sheet

($ in thousands, except per share data) (unaudited)	As of June 30, 2021
	Consolidated	Non Controlling Interests' Share
Assets
Cash and cash equivalents	$1,006,195	$248,763
Restricted cash	91,144	77,992
Real estate, net	4,491,287	3,773,691
Loans receivable	52,791	108,707
Equity and debt investments	820,307	449,264
Goodwill	761,368	456,477
Deferred leasing costs and intangible assets, net	1,230,625	1,052,242
Assets held for disposition	6,691,392	2,267,240
Other assets	736,624	545,069
Due from affiliates	39,613	12,511
Total assets	$15,921,346	$8,991,956
Liabilities
Debt, net	$3,877,664	$2,820,254
Accrued and other liabilities	854,339	540,035
Intangible liabilities, net	36,325	30,776
Liabilities related to assets held for disposition	4,728,558	1,417,771
Due to affiliates	403	—
Dividends and distributions payable	18,516	—
Total liabilities	9,515,805	4,808,836
Commitments and contingencies
Redeemable noncontrolling interests	346,511	346,511
Equity
Stockholders’ equity:
Preferred stock, $0.01 par value per share; $1,033,750 liquidation preference; 250,000 shares authorized; 41,350 shares issued and outstanding	999,490	—
Common stock, $0.01 par value per share
Class A, 949,000 shares authorized; 491,922 shares issued and outstanding	4,920	—
Class B, 1,000 shares authorized; 734 shares issued and outstanding	7	—
Additional paid-in capital	7,622,382	—
Accumulated deficit	(6,601,522)	—
Accumulated other comprehensive income	83,675	—
Total stockholders’ equity	2,108,952	—
Noncontrolling interests in investment entities	3,836,609	3,836,609
Noncontrolling interests in Operating Company	113,469	—
Total equity	6,059,030	3,836,609
Total liabilities, redeemable noncontrolling interests and equity	$15,921,346	$8,991,956

DigitalBridge | Supplemental Financial Report	9

IIb. Financial Results - Consolidated Segment Operating Results

	Three Months Ended June 30, 2021
($ in thousands) (unaudited)	Digital Investment Management	Digital Operating	Digital Other	Other	Discontinued Operations	Amounts not allocated to segments	Total
Revenues
Property operating income	$—	$188,985	$—	$—	$—	$—	$188,985
Interest income	—	91	988	—	—	240	1,319
Fee income(1)	46,789	—	—	—	—	(1,632)	45,157
Other income	84	17	732	—	—	893	1,726
Total revenues	46,873	189,093	1,720	—	—	(499)	237,187
Expenses
Property operating expense	—	77,140	—	—	—	—	77,140
Interest expense	—	29,272	—	—	—	8,666	37,938
Investment and servicing expense(2)	—	5,200	117	9	—	545	5,871
Transaction costs	—	55	—	—	—	9	64
Depreciation and amortization	6,299	126,227	—	5,167	—	536	138,229
Compensation expense
Cash and equity-based compensation	16,262	18,876	—	—	—	13,061	48,199
Carried interest and incentive compensation	8,266	—	—	—	—	—	8,266
Administrative expenses	9,345	9,612	418	—	—	9,130	28,505
Total expenses	40,172	266,382	535	5,176	—	31,947	344,212
Other income (loss)
Other gain (loss), net	119	(349)	6,746	2,459	—	(36,016)	(27,041)
Equity method earnings (loss)	33	—	6,396	45,052	—	—	51,481
Equity method earnings (loss) - carried interest	11,169	—	—	—	—	—	11,169
Income (loss) before income taxes	18,022	(77,638)	14,327	42,335	—	(68,462)	(71,416)
Income tax benefit (expense)	(2,236)	66,788	(1,047)	3,648	—	8,086	75,239
Income (loss) from continuing operations	15,786	(10,850)	13,280	45,983	—	(60,376)	3,823
Income (loss) from discontinued operations	—	—	—	—	(98,906)	—	(98,906)
Net income (loss)	15,786	(10,850)	13,280	45,983	(98,906)	(60,376)	(95,083)
Net income (loss) attributable to noncontrolling interests:
Redeemable noncontrolling interests	501	—	5,524	—	—	—	6,025
Investment entities	1,905	(10,434)	1,758	—	43,387	—	36,616
Operating Company	1,280	(40)	574	4,377	(13,623)	(7,548)	(14,980)
Net income (loss) attributable to DigitalBridge Group, Inc.	12,100	(376)	5,424	41,606	(128,670)	(52,828)	(122,744)
Preferred stock dividends	—	—	—	—	—	18,516	18,516
Net income (loss) attributable to common stockholders	$12,100	$(376)	$5,424	$41,606	$(128,670)	$(71,344)	$(141,260)
Notes:
(1)    Fee income is earned by the Digital Investment Management segment from third party capital in investment vehicles managed by the Company which are consolidated within the Digital Operating and Digital Other segments. Prior to the second quarter of 2021, the fee income in Digital Investment Management and fee expense in Digital Operating and Digital Other were eliminated within the respective segments. Effective the second quarter of 2021, the eliminated adjustments are no longer included in the respective segments but included in amounts not allocated to segments.

DigitalBridge | Supplemental Financial Report	10

IIc. Financial Results - Noncontrolling Interests’ Share Segment Operating Results

	Three Months Ended June 30, 2021
($ in thousands) (unaudited)	Digital Investment Management	Digital Operating	Digital Other	Other	Discontinued Operations	Amounts not allocated to segments	Total
Revenues
Property operating income	$—	$156,382	$—	$—	$—	$—	$156,382
Interest income	—	73	12	—	—	—	85
Fee income	13,441	—	—	—	—	—	13,441
Other income	25	14	567	—	—	—	606
Total revenues	13,466	156,469	579	—	—	—	170,514
Expenses
Property operating expense	—	63,449	—	—	—	—	63,449
Interest expense	—	24,324	—	—	—	—	24,324
Investment and servicing expense	—	4,393	50	—	—	—	4,443
Transaction costs	—	2	—	—	—	—	2
Depreciation and amortization	1,981	104,896	—	—	—	—	106,877
Impairment loss	—	—	—	—	—	—	—
Compensation expense
Cash and equity-based compensation	4,706	15,100	—	—	—	—	19,806
Carried interest and incentive compensation	994	—	—	—	—	—	994
Administrative expenses	722	7,564	255	—	—	—	8,541
Total expenses	8,403	219,728	305	—	—	—	228,436
Other income (loss)
Other gain (loss), net	13	(280)	5,249	—	—	—	4,982
Equity method earnings (loss)	9	—	1,759	—	—	—	1,768
Equity method earnings (loss) - carried interest	3,597	—	—	—	—	—	3,597
Income (loss) before income taxes	8,682	(63,539)	7,282	—	—	—	(47,575)
Income tax benefit (expense)	(31)	53,415	—	—	—	—	53,384
Net income (loss)	8,651	(10,124)	7,282	—	—	—	5,809
Income (loss) from discontinued operations	—	—	—	—	43,387	—	43,387
Non-pro rata allocation of income (loss) to NCI	(6,245)	(310)	—	—	—	—	(6,555)
Net income (loss) attributable to noncontrolling interests	$2,406	$(10,434)	$7,282	$—	$43,387	$—	$42,641

DigitalBridge | Supplemental Financial Report	11

IId. Financial Results - Segment Reconciliation of Net Income to FFO & Core FFO & Adjusted EBITDA

	OP pro rata share by segment							Amounts attributable to noncontrolling interests	DBRG consolidated as reported
($ in thousands; for the three months ended June 30, 2021; and unaudited)	Digital IM	Digital Operating	Digital Other	Other	Discontinued Operations	Amounts not allocated to segments	Total OP pro rata share
Net income (loss) attributable to common stockholders	$12,100	$(376)	$5,424	$41,606	$(128,670)	$(71,344)	$(141,260)	$—	$(141,260)
Net income (loss) attributable to noncontrolling common interests in Operating Company	1,280	(40)	574	4,377	(13,623)	(7,548)	(14,980)	—	(14,980)
Net income (loss) attributable to common interests in Operating Company and common stockholders	13,380	(416)	5,998	45,983	(142,293)	(78,892)	(156,240)	—	(156,240)

Adjustments for FFO:
Real estate depreciation and amortization	—	19,155	—	3,340	23,602	—	46,097	104,361	150,458
Impairment of real estate	—	—	—	—	184,465	—	184,465	58,438	242,903
Gain from sales of real estate	—	—	—	—	(2,191)	—	(2,191)	(778)	(2,969)
Less: Adjustments attributable to noncontrolling interests in investment entities	—	—	—	—	—	—	—	(162,021)	(162,021)
FFO	$13,380	$18,739	$5,998	$49,323	$63,583	$(78,892)	$72,131	$—	$72,131

Additional adjustments for Core FFO:
Adjustment to BRSP cash dividend	—	—	—	(39,369)	(796)	—	(40,165)	—	(40,165)
Equity-based compensation expense	1,544	62	—	—	3,828	5,721	11,155	487	11,642
Straight-line rent revenue and expense	33	157	—	—	(794)	(375)	(979)	(1,330)	(2,309)
Amortization of acquired above- and below-market lease values, net	—	89	—	—	(1,579)	—	(1,490)	(8)	(1,498)
Debt prepayment penalties and amortization of deferred financing costs and debt premiums and discounts	—	547	—	—	5,023	1,232	6,802	3,394	10,196
Non-real estate fixed asset depreciation, amortization and impairment	48	2,177	—	5,167	1,419	535	9,346	10,650	19,996
Restructuring and transaction-related charges(1)	35	53	—	—	3,660	1,408	5,156	18	5,174
Non-real estate (gains) losses, excluding realized gains or losses within the Digital Other segment	(136)	69	(6,258)	(5,259)	(72,184)	35,875	(47,893)	(103,880)	(151,773)
Net unrealized carried interest	(3,085)	—	—	—	(797)	—	(3,882)	(2,603)	(6,485)
Deferred taxes and tax effect on certain of the foregoing adjustments	(259)	(13,373)	—	—	24,511	—	10,879	(53,415)	(42,536)
Less: Adjustments attributable to noncontrolling interests in investment entities	—	—	—	—	—	—	—	146,687	146,687
Less: Core FFO from discontinued operations	—	—	—	—	(25,874)	—	(25,874)	—	(25,874)
Core FFO	$11,560	$8,520	$(260)	$9,862	$—	$(34,496)	$(4,814)	$—	$(4,814)
Less: Earnings of equity method investments	—	—	—	(6,216)	—	—	(6,216)
Plus: Preferred dividends	—	—	—	—	—	18,516	18,516
Plus: Core interest expense	—	4,400	—	—	—	7,434	11,834
Plus: Core tax expense	2,465	—	1,047	(3,648)	—	(8,088)	(8,224)
Plus: Non pro-rata allocation of income (loss) to NCI	223	—	—	—	—	—	223
Plus: Placement fees	4,767	—	—	—	—	—	4,767
Less: Realized carried interest/incentive fees	(1,565)	—	—	—	—	—	(1,565)
Plus: Digital Operating installation services, transaction, investment and servicing costs	—	692	—	—	—	—	692
Adjusted EBITDA (DBRG OP Share)	$17,450	$13,612	$787	$(2)	$—	$(16,634)	$15,213

Notes:
(1)    Restructuring and non-recurring items primarily represent costs and charges incurred as a result of corporate restructuring and reorganization to implement the digital evolution. These costs and charges include severance, retention, relocation, transition, shareholder settlement and other related restructuring costs, which are not reflective of the Company’s core operating performance.

DigitalBridge | Supplemental Financial Report	12

IIIa. Capitalization - Debt Summary

($ in thousands; as of June 30, 2021)

Consolidated debt
	Payments due by period(1)
	2021	2022	2023	2024	2025 and after	Total
Investment-level debt:
Digital Operating - Fixed	$3,115	$6,230	$219,793	$600,753	$1,957,890	$2,787,781
Digital Operating - Variable	50	600	38,350	15,750	531,724	$586,474
Total Digital Operating	3,165	6,830	258,143	616,503	2,489,614	3,374,255
Corporate debt:
Revolving credit facility(2)(3)	45,000	—	—	—	—	45,000
Convertible/exchangeable senior notes	—	—	200,000	—	300,000	500,000
Total consolidated debt(4)	$48,165	$6,830	$458,143	$616,503	$2,789,614	$3,919,255

DBRG OP share of debt							Fixed/Variable	WA Interest Rate	WA Remaining Term
	Payments due by period(1)
	2021	2022	2023	2024	2025 and after	Total
Investment-level debt:
Digital Operating - Fixed	$409	$818	$28,859	$78,879	$302,399	$411,364	Fixed	2.5%	4.4
Digital Operating - Variable	10	120	7,675	3,148	106,292	$117,245	Variable	5.7%	4.4
Total Digital Operating	419	938	36,534	82,027	408,691	528,609		3.1%	4.4
Corporate debt:
Revolving credit facility(2)(3)	45,000	—	—	—	—	45,000	Variable	4.8%	—
Convertible/exchangeable senior notes	—	—	200,000	—	300,000	500,000	Fixed	5.5%	3.1
Total DBRG share of debt(4)	$45,419	$938	$236,534	$82,027	$708,691	$1,073,609
Notes:
(1)    Maturity dates are based on initial maturity dates or extended maturity dates, where applicable, the extension option is at the Company’s discretion and if the criteria to extend have been met as of the reporting date.
(2)    The Company's revolving credit facility had $45 million outstanding on June 30, 2021 and was meeting all of its required covenant threshold levels. The Company fully repaid and terminated its revolving credit facility in July 2021.
(3)    In July 2021, the Company completed a first of its kind secured fund fee revenue term note and variable funding note (VFN) issuance totaling $500 million, DBRG Series 2021-1. The VFN has maximum availability of $200 million and had a zero balance outstanding as of August 5, 2021.
(4)    Excluded from above presentation is debt of assets which are presented under discontinued operations for the second quarter 2021, including, one hospitality portfolio under receivership, with related $780 million consolidated, or $702 million DBRG OP share, of debt; Wellness Infrastructure business along with other non-core assets, all of which are held by the Company's subsidiary, NRF Holdco, LLC, including 5.375% exchangeable senior notes, trust preferred securities and corresponding junior subordinated debt, all of which were issued by NRF Holdco, LLC who acts as guarantor, with related $2,899 million consolidated, or $2,140 million DBRG OP share, of debt; and all of Other Equity and Debt assets with related $720 million consolidated, or $265 million DBRG OP share, of debt.

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IIIb. Capitalization - DBRG Series 2021-1 (July 2021 Issuance)(1)

($ in thousands, as of July 9, 2021)
Class A-2 Term Notes
Amount outstanding	$300,000
Interest rate	3.933%
Anticipated Repayment Date (ARD)	September 25, 2026
Kroll Rating	BBB

Class A-1 Variable Funding Notes
Maximum Available	$200,000
Amount outstanding	$—
Interest Rate	3M LIBOR + 3.00%
Fully extended Anticipated Repayment Date (ARD)(2)	September 25, 2026

Financial covenants:	Covenant level
Debt Service Coverage Ratio(3)	Minimum 1.75x
Loan to Value Ratio(4)	Less than 35.0%
Investment Management Expense Ratio(5)	Less than 60.0%
Company status: As of August 2, 2021, DBRG is meeting all required covenant threshold levels.

Notes:
(1)    In July 2021, the Company completed a first of its kind secured fund fee revenue term note and variable funding note (VFN) issuance totaling $500 million, DBRG Series 2021-1. The VFN has maximum availability of $200 million and had a zero balance outstanding as of August 5, 2021. The Company's revolving credit facility had $45 million outstanding on June 30, 2021 and was meeting all of its required covenant threshold levels. The Company fully repaid and terminated its revolving credit facility in July 2021.
(2)    Anticipated Repayment Date is September 25, 2026 with two 1-year extension options subject to 1) either rating agency confirmation and consent of VFN noteholders are obtained or DSCR exceeding 1.75x, 2) term notes rating not less than BBB- 3) the payment of a 0.05% extension fee and 4) other customary conditions.
(3)    Debt service coverage ratio covenant thresholds: minimum of 1.75x for ability to borrow from the VFN; below 1.75x to 1.50x = 50% cash trap; below 1.50x to 1.20x = 100% cash trap; and below 1.20x = cash sweep.
(4)    100% cash sweep until LTV is less than 35%.
(5)    50% cash sweep until ratio is less than 60%.

DigitalBridge | Supplemental Financial Report	14

IIIc. Capitalization - Convertible/Exchangeable Notes & Perpetual Preferred Stock

($ in thousands; except per share data; as of June 30, 2021, unless otherwise noted)
Convertible/exchangeable debt
Description	Outstanding principal	Final due date(1)	Interest rate	Conversion price (per share of common stock)	Conversion ratio	Conversion shares
5.75% Exchangeable senior notes	$300,000	July 15, 2025	5.75% fixed	$2.30	434.7826	130,435
5.0% Convertible senior notes	200,000	April 15, 2023	5.00% fixed	15.76	63.4700	12,694
Total convertible debt	$500,000

Perpetual preferred stock
Description	Liquidation preference	Shares outstanding (In thousands)	Callable period
Series G 7.5% cumulative redeemable perpetual preferred stock(2)	$86,250	3,450	Callable
Series H 7.125% cumulative redeemable perpetual preferred stock	287,500	11,500	Callable
Series I 7.15% cumulative redeemable perpetual preferred stock	345,000	13,800	On or after June 5, 2022
Series J 7.125% cumulative redeemable perpetual preferred stock	315,000	12,600	On or after September 22, 2022
Total preferred stock	$1,033,750	41,350

Notes:
(1)    Callable at principal amount only if DBRG common stock has traded at least 130% of the conversion price for 20 of 30 consecutive trading days: on or after July 21, 2023, for the 5.75% exchangeable senior notes and on or after April 22, 2020, for the 5.0% convertible senior notes.
(2)     On August 16, 2021, the Company will redeem all of its $86.3 million 7.5% series G preferred stock.

DigitalBridge | Supplemental Financial Report	15

IIId. Capitalization - Organization Structure

DBRG Capitalization Organization Structure following July 2021 DBRG Series 2021-1 issuance and August 2021 Series G Preferred Stock redemption:

DigitalBridge | Supplemental Financial Report	16

IV. Digital Investment Management

Digital Third-party AUM & FEEUM
($ in millions, as of June 30, 2021, unless otherwise noted)	AUM DBRG OP Share	FEEUM DBRG OP Share		Fee Rate
Digital Colony Partners I	$6,003	$3,081	(1)	1.1%
Digital Colony Partners II	6,431	5,519		1.1%
Separately Capitalized Portfolio Companies	10,254	2,576		0.9%
Co-Investment (Sidecar) Capital	10,273	2,817		0.5%
Liquid Strategies	590	512		0.5%
Digital Investment Management Total	$33,551	$14,505		0.9%

Digital Investment Management FRE / Adjusted EBITDA - Q2 2021
($ in thousands, unless otherwise noted)				Consolidated
Fee income(2)				$42,300
Other income				84
Compensation expense—cash				(14,426)
Administrative expenses				(2,337)
Digital Investment Management FRE / Adjusted EBITDA Total				$25,621	(2)

	Consolidated
Digital Investment Management Net income (loss)	$15,786
Adjustments:
Depreciation and amortization	6,298
Compensation expense—equity-based	1,837
Compensation expense—carried interest and incentive	8,266
Administrative expenses—straight-line rent	50
Administrative expenses—placement agent fee	6,959
Incentive/performance fee income	(4,489)
Equity method (earnings) losses	(11,203)
Other (gain) loss, net	(119)
Income tax (benefit) expense	2,236
Digital Investment Management FRE / Adjusted EBITDA	$25,621	(2)

Notes:
(1)    Due to the first closing of Digital Colony Partners II, Digital Colony Partners I FEEUM changed from committed capital to invested equity. Committed capital which has not been invested will generate fees once this capital is invested.
(2)    Excludes $4.5 million of incentive fee income and includes $8.2 million of catch-up fees earned during 2Q21, which are customary fees paid on newly raised 3rd party capital as if it were raised on the first closing date.

DigitalBridge | Supplemental Financial Report	17

V. Digital Operating

Portfolio Overview	Consolidated amount	DBRG OP share of consolidated amount
($ in thousand, as of June 30, 2021, unless otherwise noted)
Asset(1)	$6,735,683	$1,092,632
Debt(2)(3)	3,374,255	528,609
Net Carrying Value	$3,361,428	$564,023

Digital Operating Adjusted EBITDA - Q2 2021	Consolidated amount	DBRG OP share of consolidated amount

Total revenues	$189,093	$32,624
Property operating expenses	(77,140)	(13,690)
Compensation and administrative expenses	(28,488)	(5,514)
Investment, servicing and commission expenses	(5,255)	(819)
Other gain/loss, net	(349)	(69)
EBITDAre:	$77,861	$12,532
Straight-line rent expenses and amortization of above- and below-market lease intangibles	(98)	247
Compensation expense—equity-based	308	62
Installation services	576	115
Transaction, restructuring & integration costs	2,999	587
Other gain/loss, net	349	69
Digital Operating Adjusted EBITDA:	$81,995	$13,612

Net income (loss) from continuing operations	(10,850)	(375)
Adjustments:
Interest expense	29,272	4,948
Income tax (benefit) expense	(66,788)	(13,373)
Depreciation and amortization	126,227	21,332
EBITDAre:	$77,861	$12,532
Straight-line rent expenses and amortization of above- and below-market lease intangibles	(98)	247
Compensation expense—equity-based	308	62
Installation services	576	115
Transaction, restructuring & integration costs	2,999	587
Other gain/loss, net	349	69
Digital Operating Adjusted EBITDA:	$81,995	$13,612
Notes:
(1)    Includes all components related to real estate assets, including tangible real estate and lease-related intangibles and cash.
(2)    Represents unpaid principal balance.
(3)    In addition to debt presented, the Digital operating segment has $143 million consolidated, or $29 million DBRG OP share, of finance lease obligations, which represents the present value of payments on leases classified as finance leases, in the Other Liabilities line item on the Company’s Balance Sheet.

DigitalBridge | Supplemental Financial Report	18

V. Digital Operating

Operating Metrics
($ in millions, unless otherwise noted)	6/30/21	6/30/20(1)
Number of Data Centers	76	76
Max Critical I.T. Square Feet	1,809,943	1,768,615
Leased Square Feet	1,439,291	1,409,082
% Utilization Rate	79.5%	79.7%
MRR (Annualized)	$750.2	$718.9
Bookings (Annualized)	$16.4	$17.4
Quarterly Churn (% of Prior Quarter MRR)	1.3%	1.9%

Notes:
(1)    The Company did not have interest in Vantage SDC or zColo in the second quarter 2020, however, presented Operating Metrics include data for Vantage SDC and zColo for the prior year period for comparative purposes.

DigitalBridge | Supplemental Financial Report	19

VI. Digital Other

Portfolio Overview
($ in thousand, as of June 30, 2021, unless otherwise noted)	Consolidated amount	DBRG OP share of consolidated amount
DBRG's GP Co-investment in DCP I and II Investments	$225,411	$171,012
Equity interests in digital investment vehicles	198,934	98,476
Net carrying value	$424,345	$269,488

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VII. Total Company Assets Under Management

($ in millions)	DBRG OP Share
Segment	6/30/21	% of DBRG Total	6/30/20	% of DBRG Total

Digital Investment Management	$33,551	69.3%	$20,930	45.8%
Digital Balance Sheet:
Digital operating	1,093		300
Digital other	269		236
Digital Balance Sheet	1,362	2.8%	536	1.2%
Digital Total AUM	34,913	72.1%	21,466	47.0%

Legacy Investment Management	9,817	20.3%	14,948	32.7%
Legacy Balance Sheet:
Wellness Infrastructure	2,398		2,751
Hospitality	—		2,468
Other - OED	1,306		4,075
Legacy Balance Sheet	3,704	7.6%	9,294	20.3%
Legacy Total AUM	13,521	27.9%	24,242	53.0%

DBRG Total AUM	$48,434	100.0%	$45,708	100.0%

Less: Other Equity and Debt portfolio sale	$(7,493)
Proforma DBRG Total AUM	$40,941
Digital % of Proforma DBRG Total AUM	85.3%

DigitalBridge | Supplemental Financial Report	21

Definitions

Assets Under Management (“AUM”)
Assets owned by the Company’s balance sheet and assets for which the Company and its affiliates provide investment management services, including assets for which the Company may or may not charge management fees and/or performance allocations. Balance sheet AUM is based on the undepreciated carrying value of digital investments and the impaired carrying value of non digital investments as of the report date. Investment management AUM is based on the cost basis of managed investments as reported by each underlying vehicle as of the report date. AUM further includes uncalled capital commitments, but excludes DBRG OP’s share of non wholly-owned real estate investment management platform’s AUM. The Company's calculations of AUM may differ from the calculations of other asset managers, and as a result, this measure may not be comparable to similar measures presented by other asset managers.

Contracted Revenue Growth (“Bookings”)
The Company defines Bookings as either (1) a new data center customer contract for new or additional services over and above any services already being provided as well as (2) an increase in contracted rates on the same services when a contract renews. In both instances a booking is considered to be generated when a new contract is signed with the recognition of new revenue to occur when the new contract begins billing.

Churn
The Company calculates Churn as the percentage of MRR lost during the period divided by the prior period’s MRR. Churn is intended to represent data center customer contracts which are terminated during the period and not renewed.

DigitalBridge Operating Company, LLC (“DBRG OP”)
The operating partnership through which the Company conducts all of its activities and holds substantially all of its assets and liabilities. DBRG OP share excludes noncontrolling interests in investment entities.

Fee-Earning Equity Under Management (“FEEUM”)
Equity for which the Company and its affiliates provides investment management services and derives management fees and/or performance allocations. FEEUM generally represents the basis used to derive fees, which may be based on invested equity, stockholders’ equity, or fair value pursuant to the terms of each underlying investment management agreement. The Company's calculations of FEEUM may differ materially from the calculations of other asset managers, and as a result, this measure may not be comparable to similar measures presented by other asset managers.

Max Critical I.T. Square Feet
Amount of total rentable square footage.

Monthly Recurring Revenue (“MRR”)
The Company defines MRR as revenue from ongoing services that is generally fixed in price and contracted for longer than 30 days.

UPB: Unpaid Principal Balance

% Utilization Rate: Amount of leased square feet divided by max critical I.T. square feet.

DigitalBridge | Supplemental Financial Report	22